S.W. HATFIELD,  CPA
     certified  public  accountants

     Member:  Texas  Society  of  Certified  Public  Accountants
     Press  Club  of  Dallas

                                  May 9, 2003


U.  S.  Securities  and  Exchange  Commission
450  Fifth  Street,  NW
Washington,  DC  20549

Gentlemen:

On May 9, 2003, this Firm received a draft copy of a Form 8-K to be filed by Humatech, Inc. (SEC File No. 0-28557, CIK # 1100976) reporting Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours  truly,

/s/  S.  W.  Hatfield,  CPA

S.  W.  Hatfield,  CPA


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